SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 31, 2000



                            APPLIED FILMS CORPORATION
             (Exact name of Registrant as specified in its charter)


          Colorado                      000-23103                84-1311581
(State or other Jurisdiction       (Commission File No.)        (IRS Employer
      of Incorporation)                                      Identification No.)



           9586 I-25 Frontage Road, Longmont, CO                  80504
         (Address of Principal Executive Offices)               (Zip Code)



                                 (303) 774-3200
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets.

     Effective December 31, 2000, Applied Films Corporation ("Applied Films"), through its indirect wholly owned subsidiary AFCO GmbH & Co. KG, acquired Leybold Coating GmbH & Co. KG. ("Leybold KG"). Leybold KG was immediately prior to the closing an indirect subsidiary of Una xis Holding AG of Zurich, Switzerland. Following the closing, Applied Films intends to liquidate Leybold KG into AFCO GmbH & Co. KG.

     Immediately prior to the closing of Applied Films' acquisition of Leybold KG, Unaxis contributed to Leybold KG its Large Area Coating ("LAD") Division. The LAD Division includes the former Display Coatings Division of Balzers Process Systems GmbH and the Web Coating, Architectural and Container Barrier Coatings groups of Leybold GmbH. Leybold KG is headquartered in Alzenau, Germany, and manufactures thin film deposition equipment for four markets: flat panel display, PET bottles, web coaters and architectural glass coaters. Applied Films intends to continue to use the assets and business acquired for the same purposes as such assets were used by Leybold KG.

     The acquisition was effected pursuant to a Share Purchase and Exchange Agreement dated as of October 18, 2000, as amended by an Amendment Agreement dated December 29, 2000, by and among Applied Films Corporation, AFCO GmbH & Co. KG, Balzers Process Systems GmbH and Unaxis Holding AG.

     Pursuant to the Share Purchase and Exchange Agreement, as amended, the purchase price to Unaxis was US$60 million in cash and 673,353 shares of Applied Films' common stock, subject to certain post-closing adjustments based upon a final closing balance sheet for Leybold KG. At the December 31, 2000 closing, Applied Films paid Unaxis US$50 million in cash and delivered the 673,353 shares of Applied Films' common stock. In addition, Applied Films paid US$4 million at closing with an additional $4 million paid by February 28, 2001 into an escrow account pending resolution of the final closing balance sheet for Leybold KG.

     The sources of funds used to complete the acquisition included cash and cash equivalents of Applied Films for the cash portion of the purchase price and newly issued shares of Applied Films common stock for the stock portion of the purchase price.

     Pursuant to the Share Purchase and Exchange Agreement, as amended, Applied Films has agreed to appoint a designee of Unaxis to Applied Films ' board of directors. In addition, Applied Films and Balzers Process Systems GmbH, a subsidiary of Unaxis, have entered into a Registration Rights Agreement with respect to the shares of the common stock of Applied Films received by Balzers Process Systems GmbH as part of the purchase price.

     The terms of the acquisition and the purchase price were arrived at as a result of arm's length negotiations between the management of Applied Films and the management of Unaxis. Prior to the consummation of the acquisition, there were no material relationships between Applied Films and Unaxis or any of their respective affiliates, directors, officers or associates of any such directors or officers.

Item 7.  Financial Statements and Exhibits.

(a)  Financial   Statements  of  Business  Acquired.   The  following  financial
     statements of the Large Area Display Division are filed as Exhibit 99.2 hereto:

     (i) The Audited Financial Statements of the Large Area Display Division including:

          (A) Independent Accountants' Report of Ernst & Young, dated September 14, 2000;

          (B) Combined Statements of Assets Acquired and Liabilities Assumed at December 31, 1999 and December 31, 1998;

          (C) Combined Statement of Revenue and Direct Costs for the Years ended December 31, 1999 and 1998;

          (D)  Notes to Combined Financial Statements.

     (ii) Interim Unaudited Financial Statements for the Large Area Display Business, as follows are filed as Exhibit 99.3 hereto.

          (A) Interim Condensed Combined Statement of Assets Acquired and Liabilities Assumed at June 30, 2000 (unaudited);

          (B) Interim Condensed Combined Statements of Revenues and Direct Costs for the six month periods ended June 30, 1999 and June 30, 2000 (unaudited);

          (C)  Notes  to  Interim   Unaudited   Condensed   Combined   Financial
               Statements.

(b)  Pro Forma Financial Information.

     Pro Forma Consolidated Financial Statements of Applied Films Corporation are filed as Exhibit 99.4 hereto:

     (i)    Introduction  to   Unaudited   Pro  Forma   Consolidated   Financial
            Statements;

     (ii)   Unaudited Pro Forma Consolidated Balance Sheet at December 30, 2000;

     (iii) Unaudited Pro Forma Consolidated Statement of Operations for the twelve months ended July 1, 2000;

     (iv) Unaudited Pro Forma Consolidated Statement of Operations for the six-month period ended December 30, 2000;

     (v)    Notes to the Unaudited Pro Forma Consolidated Financial Statements.

(c) Exhibits.

2.1* Share Purchase and Exchange Agreement dated as of October 18, 2000, by and among Applied Films Corporation, AFCO GmbH & Co. KG, Balzers Process Systems GmbH and Unaxis Holding AG.

2.2* Amendment Agreement dated December 29, 2000, by and among Applied Films Corporation, AFCO GmbH & Co. KG, Balzers Process Systems GmbH and Unaxis Holding AG.

2.3* Contribution Agreement dated December 29, 2000, by and between Balzers Process Systems GmbH and Leybold Coating GmbH & Co. KG.

2.4* Bravo Intellectual Property License Agreement dated December 31, 2000, by and between Balzers Process Systems GmbH and Leybold Coating GmbH & Co. KG.

2.5* Newco Intellectual Property License Agreement dated December 31, 2000, by and between Balzers Process Systems GmbH and Leybold Coating GmbH & Co. KG.

2.6* Registration Rights Agreement dated December 31, 2000, by and between Applied Films Corporation and Balzers Process Systems GmbH.

91.1* Press Release dated January 2, 2001, announcing the closing of Applied Film Corporation's acquisition of the Large Area Coating Division of Unaxis Holding AG.

99.2      Audited financial statements of the LAD Division.

99.3      Interim unaudited financial statements of the LAD Division.

99.4      Pro  forma   Consolidated   Financial   Statements  of  Applied  Films
          Corporation.

*        Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                APPLIED FILMS CORPORATION


                                                By  /s/ Lawrence D. Firestone
                                                        Lawrence D. Firestone
                                                        Chief Financial Officer


Date: March 13, 2001

EXHIBIT INDEX


Exhibits.

2.1* Share Purchase and Exchange Agreement dated as of October 18, 2000, by and among Applied Films Corporation, AFCO GmbH & Co. KG, Balzers Process Systems GmbH and Unaxis Holding AG.

2.2* Amendment Agreement dated December 29, 2000, by and among Applied Films Corporation, AFCO GmbH & Co. KG, Balzers Process Systems GmbH and Unaxis Holding AG.

2.3* Contribution Agreement dated December 29, 2000, by and between Balzers Process Systems GmbH and Leybold Coating GmbH & Co. KG.

2.4* Bravo Intellectual Property License Agreement dated December 31, 2000, by and between Balzers Process Systems GmbH and Leybold Coating GmbH & Co. KG.

2.5* Newco Intellectual Property License Agreement dated December 31, 2000, by and between Balzers Process Systems GmbH and Leybold Coating GmbH & Co. KG.

2.6* Registration Rights Agreement dated December 31, 2000, by and between Applied Films Corporation and Balzers Process Systems GmbH.

99.1* Press Release dated January 2, 2001, announcing the closing of Applied Film Corporation's acquisition of the Large Area Coating Division of Unaxis Holding AG.

99.2      Audited financial statements of the LAD Division.

99.3      Interim unaudited financial statements of the LAD Division.

99.4      Pro forma Combined Financial Statements of Applied Films Corporation.

*        Previously filed

EXHIBIT 99.2



REPORT OF INDEPENDENT AUDITORS

The Board of Directors of
Balzers und Leybold Holding Deutschland AG

We have audited the accompanying combined statements of assets acquired and liabilities assumed of Large Area Display, a combined operating entity of Balzers and Leybold Holding Deutschland AG, as of December 31, 1998 and 1999 and the related combined statements of revenues and direct costs for the years then ended. These combined financial statements are the responsibility of Balzers und Leybold Holding Deutschland AG's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with United Sates generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, the accompanying combined financial statements have been prepared solely to present the assets acquired and liabilities assumed of Large Area Display as of December 31, 1998 and 1999 and the revenues and direct costs for the years then ended and are not intended to be a complete presentation of the assets, liabilities, revenues and expenses of Large Area Display.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the net assets of Large Area Display as of December 31, 1998 and 1999 and its revenues and direct costs and expenses for the years then ended in conformity with United States generally accepted accounting principles.

Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftprufungsgesellschaft
Frankfurt am Main, Germany
September 14, 2000

                               LARGE AREA DISPLAY
         COMBINED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

                                                                             December 31,
                                                                    --------------------------------
                                                                         1999           1998
                                                                    --------------  ----------------
                                                                         TDM               TDM
ASSETS
Current assets:
  Trade accounts receivable-third party, net of allowance
    for doubtful accounts of DM 1,173, DM 2,399 as of
    December 31, 1998 and 1999                                               4,243           12,939
  Trade accounts receivable-related party                                    2,153           11,154
                                                                    --------------  ---------------
    Total trade accounts receivable                                          6,396           24,093
  Inventory                                                                  8,744           25,954
  Costs and estimated earnings in excess of billings
    on uncompleted contracts                                               115,387           37,537
  Forward exchange contracts                                                   209                7
  Other current assets                                                       5,718              391
                                                                    --------------  ---------------
    Total current assets                                                   136,454           87,982
Machinery and equipment                                                      6,413            7,638
                                                                    --------------  ---------------
    Total assets                                                           142,867           95,620
                                                                    ==============  ===============

LIABILITIES
Current liabilities:
  Trade accounts payable-third party
                                                                             2,117                -
  Trade accounts payable-related party                                       1,245            1,206
                                                                    --------------  ---------------
    Total trade accounts payable                                             3,362            1,206
  Customer advances-third party                                             72,672           34,363
  Customer advances-related party                                                -            2,214
  Accrued expenses                                                          45,217           29,989
                                                                    --------------  ---------------
    Total current liabilities                                              121,251           67,772
Long-term debt                                                               4,000                -
                                                                    --------------  ---------------
    Total liabilities                                                      125,251           67,772
                                                                    ==============  ===============

NET ASSETS ACQUIRED                                                         17,616           27,848
                                                                    ==============  ===============

See accompanying notes.

                               LARGE AREA DISPLAY
                COMBINED STATEMENTS OF REVENUES AND DIRECT COSTS

                                                                     Twelve Months Ended
                                                       -------------------------------------------------
                                                          December 31, 1999       December 31, 1998
                                                       ----------------------   ------------------------
                                                                 TDM                     TDM
Revenue-third party                                             140,353                 102,410
Revenue-related party                                            13,425                  26,018
                                                       ----------------------   ------------------------
Total Revenue                                                   153,778                 128,428
Cost of sales                                                   115,886                  76,213
                                                       ----------------------   ------------------------
Gross Profit                                                     37,892                  52,215

Operating expenses:
Marketing and selling expenses                                   33,296                  28,155
Research and development expenses                                20,948                  19,675
Administration expenses                                           8,365                   3,481
                                                       ----------------------   ------------------------
Total operating expenses                                         62,609                  51,311

Operating profit (loss)                                         (24,717)                    904
Interest expense                                                     99                       -
Foreign exchange gains                                             (209)                     (7)
                                                       ----------------------   ------------------------
                                                                (24,607)                    911
                                                       ======================   ========================

See accompanying notes.

Large Area Display
Notes to Combined Financial Statements

1.  BASIS OF PRESENTATION

These special purpose combined financial statements have been prepared with respect to the proposed sale of the net assets of Large Area Display (the "Acquired Group") to Applied Films Corporation. Large Area Display consists of the combined net assets and revenues and direct costs of Large Area Coating, an operating segment of Leybold Systems GmbH ("Leybold GmbH"), and Display, an
operating segment of Balzers Process Systems GmbH ("BPS GmbH"). Effective January 1, 2000, Large Area Coating was merged into BPS GmbH. Leybold GmbH and BPS GmbH are both legal entities under German law and wholly-owned subsidiaries of Balzers und Leybold Holding Deutschland AG ("Unaxis"), a company headquartered in Zurich, Switzerland and listed on the Swiss Exchange. The Acquired Group manufactures thin film production equipment used to coat flat panel displays, electronics, glass and packaging.

Under a centralized cash management system, cash requirements of the Acquired Group were provided directly by BuL AG and cash generated by the Acquired Group was remitted directly to BuL AG. Transaction systems used to record and account for cash receipts and disbursements were provided by centralized Leybold GmbH and BPS GmbH organizations. As a result, none of Large Area Display's cash, cash equivalents or debt carried by BuL AG has been allocated to the Acquired Group in the combined financial statements.

Most of these accounting systems of Leybold GmbH and BPS GmbH were designed to account for assets and liabilities and receipts and payments on an operating segment basis within both Leybold GmbH and BPS GmbH. As of December 31, 1998, however, these systems did not track accounts payable by operating segments. Accordingly, the presentation of accounts payable for the Acquired Group as of December 31, 1998 is impractical.

The manufacturing and distribution operations of the Acquired Group are conducted at sites where other Leybold GmbH and BPS GmbH manufacturing and distribution operations not included in the Acquired Group are present. In addition, certain non-manufacturing operations of the Acquired Group share facilities and space with other Leybold GmbH and BPS GmbH operations. At these shared sites, only the assets of the Acquired Group (principally inventories and machinery and equipment) are included in the Combined Statements of Assets Acquired and Liabilities Assumed. Certain machinery and equipment located at these sites to be acquired by Applied Films Corporation has not yet been agreed to between Applied Films Corporation and Unaxis. The net book value of these unallocated assets, totaling TDM 1,442 and TDM 1,284 as of December 31, 1998 and 1999, respectively, are therefore not reflected in the Combined Statements of Assets Acquired and Liabilities Assumed.

The Combined Statements of Revenues and Direct Costs include all revenues and costs directly attributable to the Acquired Group, including costs for facilities and services used by the Acquired Group at shared sites. The accompanying combined financial statements do not include allocations of certain Leybold GmbH and BPS GmbH overhead and general and administrative expenses and income taxes as it is impractical to arbitrarily allocate such expenses on a retroactive basis. Unaxis maintains all of its debt on a consolidated basis to fund and manage its operations. Accordingly, debt and related interest expense were not allocated to the Acquired Group except for one specific note payable that is the direct liability of the Acquired Group and which is being assumed by Applied Films Corporation.

The structure of operations as described above makes the presentation of full financial statements impractical. Accordingly, no combined statements of cash flows and shareholder's equity have been presented.

Throughout the periods covered by the combined financial statements, the Acquired Group's operations were conducted and accounted for as part of Leybold GmbH and BPS GmbH and are not necessarily indicative of the operations that would have resulted if the Acquired Group had been operated as a stand-alone entity.

The accompanying combined financial statements have been prepared in accordance with United Sates generally accepted accounting principles ("US GAAP"). The Acquired Group maintains its financial records in accordance with German statutory regulations which represents generally accepted accounting principles in Germany. Generally accepted accounting principles in Germany vary in certain respects from US GAAP. Accordingly, certain adjustments have been recorded in order that these combined financial statements be in accordance with US GAAP.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination

The accompanying combined financial statements include the accounts of the Acquired Group. All significant intercompany accounts and transactions have been eliminated in combination.

Inventories

Inventories are stated at the lower of cost or market and are valued using the first-in, first-out method.

Revenue Recognition

Revenue from construction contracts expected to span longer than nine months is recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. Revenue from equipment sold with installation services not governed by long-term construction contracts is recognized at the time the products are installed, after satisfaction of all terms and conditions of the underlying contract. Revenue from equipment sold without installation services is recognized when contractual obligations have been satisfied, title and risk of loss has been transferred to the customer and collection of the resulting receivable is reasonably assured.

Concentration of Credit Risk

Financial instruments which potentially subject the Acquired Group to concentrations of credit risk consist principally of trade receivables. The risk is limited as the Acquired Group requires deposits against long-term construction contracts and reserves are maintained for potential credit losses. Such losses have been within management's expectations.

Machinery and Equipment

Machinery and equipment is valued at acquisition cost and depreciated or amortized using the straight-line method over the estimated useful lives of the assets which range from 3 to 10 years manufacturing equipment, 3 to 5 years for furniture and fixtures and 3 to 4 years for computer equipment.

The Acquired Group evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. Based on these evaluations, there were no material adjustments to the carrying value of long-lived assets during the years ended December 31, 1998 and 1999.

Advertising

The Acquired Group expenses advertising costs as incurred. Total advertising costs were TDM 1,246 and TDM 727 for the years ended December 31, 1998 and 1999, respectively.

Research and Development

Research and development costs are expensed as incurred. Total research and development costs were TDM 19,675, and TDM 20,948 for the years ended December 31, 1998 and 1999, respectively.

Warranty costs

The Acquired Group generally provides the customer a warranty with each product and accrues estimated warranty costs at the time of sale.

Derivative Financial Instruments

The Acquired Group uses derivative financial instruments to reduce exposures to market risks resulting from fluctuations in foreign exchange. The Acquired Group does not enter into any financial instruments for trading or speculative purposes. Management of the Acquired Group believes that the risk of loss is remote and in any event would be insignificant. Realized and unrealized gains and losses on the forward contracts are recognized currently in income, and any premium or discount is recognized over the life of the contract.

Recent Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133 " Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In June 1999, SFAS No. 133 was amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the effective date of SFAS No. 133". As a result of this amendment, SFAS No. 133 shall be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. In accordance with SFAS No. 133, an entity is required to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 requires that changes in the derivatives' fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative 's gains and losses to offset related results on the hedged item in the income statement and requires that a company formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The Acquired Group does not expect the adoption of this standard to have a material effect on its consolidated financial position or results of operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.  INVENTORIES

Inventories consist of:

                                           December 31,
                               ----------------------------------
                                     1998             1999
                               --------------   -----------------
                                     TDM              TDM
Raw materials                         3,365             873
Work-in-process                      22,589           7,474
Finished goods                           -              397
                               --------------   -----------------
                                     25,954           8,744
                               ==============   =================

4.  MACHINERY AND EQUIPMENT

Machinery and equipment consists of:

                                            December 31,
                                ---------------------------------
                                      1998             1999
                                --------------   ----------------
                                      TDM              TDM
Manufacturing equipment               11,602           12,055
Furniture and fixtures                 7,299            7,485
Computer equipment                     7,333            6,744
                                --------------   ----------------
                                      26,234           26,284
Accumulated depreciation             (18,596)         (19,871)
                                --------------   ----------------
                                       7,638            6,413
                                ==============   ================

5.  ACCRUED EXPENSES

Accrued expenses consist of:

                                                 ----------------------------
                                                          Year Ended
                                                         December 31,
                                                 ----------------------------
                                                      1998         1999
                                                 ----------------------------
                                                      TDM          TDM
                  Accrued pension plan                12,507       14,152
                  Warranties                           3,599        4,406
                  Other                               13,883       26,659
                                                 ----------------------------
                                                      29,989       45,217
                                                 ============================

6.  LONG-TERM DEBT

On November 3, 1998, Leybold GmbH entered into a TDM 10,000 loan agreement secured by land owned by BuL AG. The loan, specifically attributable to the Acquired Group, bears interest at 4.25% per annum payable quarterly. The loan agreement requires semi-annual principal repayments of TDM 625 between March 31, 2001 and September 20, 2008. As of December 31, 1999, the Acquired Group's outstanding liability under the agreement totaled TDM 4,000.

7.  PENSION PLAN

The Acquired Group maintains a noncontributory defined benefit pension plan covering substantially all employees. Benefits are based primarily on compensation during a specified period before retirement or specified amounts for each year of service. The Acquired Group's plan is currently unfounded.

The following table presents the Acquired Group's change in benefit obligations:

                                                        Year ended
                                                       December 31,
                                             ---------------------------------
                                                  1998             1999
                                             --------------   ----------------
                                                  TDM              TDM
Benefit obligation as of January 1                11,381           12,770
Service cost                                         667              758
Interest cost                                        722              799
                                             --------------   ----------------
Benefit obligation as of December 31              12,770           14,327
                                             ==============   ================

The following table presents a reconciliation between the unfounded status of the plan and the liability recognized:

                                                  Year Ended
                                                 December 31,
                                       ---------------------------------
                                             1998            1999
                                       --------------   ----------------
                                              TDM             TDM
Unfunded status of the plan                 12,770          14,327
Unrecognized transition asset                 (263)           (175)
                                       --------------   ----------------
Liability recognized                        12,507          14,152
                                       ==============   ================

The following table presents the components of the Acquired Group's net periodic benefit cost:

                                                  Year ended
                                                 December 31,
                                       ---------------------------------
                                            1998             1999
                                       ---------------- ----------------
                                             TDM              TDM

Service cost                                  667              758
Interest cost                                 722              799
Unrecognized transition asset                  88               88
                                       ---------------- ----------------
Net periodic benefit cost                   1,477            1,645
                                       ================ ================

Weighted average assumptions as of December 31, 1998 and 1999 are as follows:

                                                  Year Ended
                                                 December 31,
                                       ---------------------------------
                                             1998            1999
                                       ---------------------------------
                                              TDM             TDM
Discount rate                                6.25%           6.25%
Rate of compensation increase                3.00%           3.00%

As of December 31, 1999, the unrecognized actuarial gain (loss) totaled TDM 457 and TDM (292), respectively. The accumulated benefit obligation totaled TDM 9,049 and TDM 10,005 as of December 31, 1998 and 1999, respectively.

8.  FOREIGN EXCHANGE CONTRACTS

The Acquired Group entered into various foreign currency forward contracts to hedge against the impact of exchange rate fluctuations on accounts receivable between German Deutschmarks and U.S. dollars. The foreign currency forward contracts require the Acquired Group to exchange German Deutschmarks for U.S. dollars. The discounts and premiums on the foreign currency forward contracts, representing the difference between the contracted forward rate and the spot rate at the date for the contracts, is amortized over the life of the contracts. The contracts are adjusted to the year-end exchange rate and therefore are subject to fluctuations in value.

The Acquired Group does not hold or use financial instruments for speculative purposes. The counterparty to the Acquired Group's foreign currency forward contracts is a major financial institution.

The fair values of the foreign currency forward contracts, estimated by obtaining quotes from brokers, totaled TUSD 1,566 and TUSD 2,315 as of December 31, 1998 and 1999, respectively.

9.  RESTRUCTURING COSTS

During the year ended December 31, 1999, the Acquired Group recorded a restructuring charge of TDM 750. This charge was established to improve operating efficiencies by moving Large Area Coating's operations to BPS GmbH's facility. These costs primarily relate to the restoration of Large Area Coating's facility into its original condition.

10.  RELATED PARTY TRANSACTIONS

The Acquired Group conducts transactions in the normal course of business with affiliates of Unaxis which results in the related party accounts receivable, accounts payable, customer advances and revenues disclosed in the combined financial statements.

Marketing and selling expenses include TDM 4,053 and TDM 4,023 of commission expense for the years ended December 31, 1998 and 1999 (unaudited) relating to fees paid to affiliates of Unaxis for finding customers.

Administrative expenses include TDM 1,083 and TDM 1,627 of rent expense for the years ended December 31, 1998 and 1999 allocated from Bul AG on a square meter basis.

11.  BUSINESS SEGMENT INFORMATION

The Acquired Group manufactures and markets thin film production equipment for its global customers in two distinct business segments organized around the products provided: Large Area coating and Display. Large Area Coating manufactures equipment used in the coating of electronics, glass and packaging. Display manufactures flat panel coating equipment for the information technology industry.

Operating income (loss) by business segment is defined as revenue less direct costs.

The tables below present information about the business segments in which the Acquired Groups operates and represent information utilized by management to evaluate its business segments:

                                             December 31,
                                   ---------------------------------
                                        1998             1999
                                   --------------   ----------------
                                         TDM              TDM
Revenue-Third Party
  Large Area Coating                   82,853          123,429
  Display                              19,557           16,924
                                   --------------   ----------------
                                      102,410          140,353
                                   ==============   ================
Revenue-Related Party
  Large Area Coating                    5,879            6,338
  Display                              20,139            7,087
                                   --------------   ----------------
                                       26,018           13,425
                                   ==============   ================
Operating Profit (Loss)
  Large Area Coating                   (1,404)         (12,236)
  Display                               2,308          (12,481)
                                   --------------   ----------------
                                          904          (24,717)
                                   ==============   ================
Total Assets
  Large Area Coating                   60,411          108,026
  Display                              35,209           34,841
                                   --------------   ----------------
                                       95,620          142,867
                                   ==============   ================

Revenue by geographic area are as follows:

                                                Year ended
                                               December 31,
                                     ---------------------------------
                                           1998             1999
                                     --------------   ----------------
                                           TDM              TDM
Germany                                    1,932              712
United States                             14,068           43,975
Taiwan                                    30,017           20,317
France                                     3,717            1,709
Others                                    52,676           73,640
                                     --------------   ----------------
                                         102,410          140,353
                                     ==============   ================

All of the Acquired Group's long-lived assets are located in Germany.

EXHIBIT 99.3
                               LARGE AREA DISPLAY
                UNAUDITED INTERIM COMBINED CONDENSED STATEMENT OF
                     ASSETS ACQUIRED AND LIABILITIES ASSUMED
                               (DEM in Thousands)

                                                                   June 30, 2000
                                                                  ---------------
ASSETS                                                                       TDM
Current assets:
Trade accounts receivable-third party, net of allowance for
doubtful accounts of DM 4,780 as of December 31, 2000                      5,254
Trade accounts receivable-related party                                    1,811
                                                                  ---------------
Total trade accounts receivable                                            7,065
Inventory                                                                 42,530
Costs and estimated earnings in excess of billings on
uncompleted contracts                                                    140,014
Forward exchange contracts                                                 1,378
Other current assets                                                       5,923
                                                                  ---------------
Total current assets                                                     196,910
Machinery and equipment                                                    5,718
                                                                  ---------------
Total assets                                                             202,628
                                                                  ===============

LIABILITIES
Current liabilities:
Trade accounts payable-third party                                         8,775
Trade accounts payable-related party                                       6,076
                                                                  ---------------
Total trade accounts payable                                              14,851
Customer advances-third party                                            129,292
Customer advances-related party                                              958
Accrued expenses                                                          53,114
                                                                  ---------------
Total current liabilities                                                198,215
Long-term debt                                                             4,000
                                                                  ---------------
Total liabilities                                                        202,215
                                                                  ===============

NET ASSETS ACQUIRED                                                          413
                                                                  ===============

See accompanying notes.

                               LARGE AREA DISPLAY
                      UNAUDITED INTERIM CONDENSED COMBINED
                     STATEMENTS OF REVENUES AND DIRECT COSTS

                                                          Six Months Ended
                                                ------------------------------------
                                                  June 30, 2000     June 30, 1999
                                                ----------------   -----------------
                                                       TDM               TDM
Revenue-third party                                   64,519            59,500
Revenue-related party                                  2,343            10,175
                                                ----------------   -----------------
Total Revenue                                         66,862            69,675

Cost of sales                                         49,935            41,473
                                                ----------------   -----------------
Gross Profit                                          16,927            28,202

 Operating expenses:
Marketing and selling expenses                        13,051            26,774
 Research and development expenses                     6,969            10,415
Administration expenses                                6,197             5,371
                                                ----------------   -----------------
Total operating expenses                              26,217            42,560

Operating loss                                        (9,290)          (14,358)
Other income (expense)                                 1,293             3,266
                                                ----------------   -----------------
                                                      (7,997)          (11,092)
                                                ================   =================

See accompanying notes.

                               LARGE AREA DISPLAY
                           NOTES TO UNAUDITED INTERIM
                     CONDENSED COMBINED FINANCIAL STATEMENTS
                   (DEM in Thousands, unless otherwise noted)


1.  BASIS OF PRESENTATION

The unaudited Condensed Combined Statement of Assets Acquired and Liabilities Assumed as of June 30, 2000 and the related unaudited Condensed Combined Statement of Revenue and Direct Costs for the six month periods ended June 30, 2000 and 1999 of Large Area Display ("LAD"), have been prepared without audit in accordance with the rules and regulations of the Securities and Exchange Commission. Such rules and regulations allow the omission of certain information and footnote disclosures normally included in financial statements. All adjustments, in the opinion of management, that are necessary for the fair presentation of the assets acquired and liabilities assumed and the revenues and direct costs for the interim periods have been recorded. The results of the revenues and direct costs for the six month periods ended June 30, 2000 and 1999 are not necessarily indicative of the results that may be achieved for the entire year or future periods.

These special purpose combined financial statements have been prepared with respect to the sale of the net assets of LAD to Applied Films Corporation. LAD consists of the combined net assets and revenues and directs costs of Large Area Coating, an operating segment of Leybold Systems GmbH ("Leybold GmbH"), and
Display, an operating segment of Balzers Process Systems GmbH ("BPS GmbH"). Effective January 1, 2000, Large Area Coating was merged into BPS GmbH. Leybold GmbH and BPS GmbH are both legal entities under German law and wholly-owned subsidiaries of Balzers und Leybold Holding Deutschland AG ("BuL AG"), Hanau, Germany. BuL AG is a wholly-owned subsidiary of Unaxis Holding AG ("Unaxis"), a company headquartered in Zurich, Switzerland and listed on the Swiss Exchange. The Acquired Group manufactures thin film production equipment used to coat flat panel displays, electronics, glass and packaging.

Under a centralized cash management system, cash requirements of the LAD were provided directly by BuL AG and cash generated by LAD was remitted directly to BuL AG. Transaction systems used to record and account for cash receipts and disbursements were provided by centralized Leybold GmbH and BPS GmbH organizations. As a result, none of Large Area Display's cash, cash equivalents or debt carried by BuL AG has been allocated to LAD in the combined financial statements.

The manufacturing and distribution operations of LAD are conducted at sites where other Leybold GmbH and BPS GmbH manufacturing and distribution operations not included in LAD are present. In addition, certain non-manufacturing operations of LAD share facilities and space with other Leybold GmbH and BPS GmbH operations. At these shared sites, only the assets of LAD (principally inventories and machinery and equipment) are included in the Condensed Combined Statements of Assets Acquired and Liabilities Assumed. As of June 30, 2000, certain machinery and equipment located at the sites acquired by Applied Films Corporation had not yet been agreed to between Applied Films Corporation and Unaxis. The net book value of these unallocated assets, totaling TDM 1,218 as of June 30, 2000, are therefore not reflected in the Interim Condensed Combined Statements of Assets Acquired and Liabilities Assumed.

The Interim Condensed Combined Statements of Revenues and Direct Costs include all revenues and costs directly attributable to LAD, including costs for facilities and services used by LAD at shared sites. The accompanying combined financial statements do not include allocations of certain Leybold GmbH and BPS GmbH overhead and general and administrative expenses and income taxes as it is impractical to arbitrarily allocate such expenses on a retroactive basis. Unaxis maintains all of its debt on a consolidated basis to fund and manage its operations. Accordingly, debt and related interest expense were not allocated to LAD except for one specific note payable that is the direct liability of LAD and which has been assumed by Applied Films Corporation.

The structure of operations as described above makes the presentation of full financial statements impractical. Accordingly, no combined statements of cash flows and shareholder's equity have been presented.

Throughout the periods covered by the combined financial statements, LAD's operations were conducted and accounted for as part of Leybold GmbH and BPS GmbH and are not necessarily indicative of the operations that would have resulted if LAD had been operated as a stand-alone entity.

LAD maintains its financial records in accordance with German statutory regulations which represents generally accepted accounting principles in Germany. Generally accepted accounting principles in Germany vary in certain respects from accounting standards generally accepted in the United States. Accordingly, certain adjustments have been recorded in order that these combined financial statements be in accordance with generally accepted in the United States.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Information

The unaudited Combined Statement of Assets Acquired and Liabilities Assumed as of June 30, 2000 and the related Combined Statement of Revenue and Direct Costs for the six month period then ended have been prepared pursuant to the requirement of US GAAP for the presentation of interim financial information. All adjustments, in the opinion of management, that are necessary for the fair presentation of the assets acquired and liabilities assumed and the revenues and direct costs for the interim period have been recorded. The results of the revenues and direct costs for the six month period ended June 30, 2000 are not necessarily indicative of the results that may be achieved for the entire year or future periods.

Principles of Combination

The accompanying combined financial statements include the accounts of the LAD. All significant intercompany accounts and transactions have been eliminated in combination.

Inventories

Inventories are stated at the lower of cost or market and are valued using the first-in, first-out method.

Revenue Recognition

Revenue from construction contracts expected to span longer than nine months is recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. Revenue from equipment sold with installation services not governed by long-term construction contracts is recognized at the time the products are installed, after satisfaction of all terms and conditions of the underlying contract. Revenue from equipment sold without installation services is recognized when contractual obligations have been satisfied, title and risk of loss has been transferred to the customer and collection of the resulting receivable is reasonable assured.

Concentration of Credit Risk

Financial instruments which potentially subject the LAD to concentrations of credit risk consist principally of trade receivables. The risk is limited as LAD requires deposits against long-term construction contracts and reserves are maintained for potential credit losses. Such losses have been within management's expectations.

Machinery and Equipment

Machinery and equipment is valued at acquisition cost and depreciated or amortized using the straight-line method over the estimated useful lives of the assets which range from 3 to 10 years manufacturing equipment, 3 to 5 years for furniture and fixtures and 3 to 4 years for computer equipment.

LAD evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. Based on these evaluations, there were no material adjustments to the carrying value of long-lived assets during the six month period ended June 30, 2000.

Research and Development

Research and development costs are expensed as incurred. Total research and development costs were TDM 6,969 and TDM 10,415 for the six months ended June 30, 2000 and 1999, respectively.

Warranty costs

LAD generally provides the customer a warranty with each product and accrues estimated warranty costs at the time of sale.

Derivative Financial Instruments

LAD uses derivative financial instruments to reduce exposures to market risks resulting from fluctuations in foreign exchange rates. LAD does not enter into any financial instruments for trading or speculative purposes. Management of LAD believes that the risk of loss is remote and in any event would be insignificant. Realized and unrealized gains and losses on the forward contracts are recognized currently in income, and any premium or discount is recognized over the life of the contract.

Recent Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133 "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In June 1999, SFAS No. 133 was amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities". As a result of this amendment, SFAS No. 133 shall be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. In accordance with SFAS No. 133, an entity is required to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 requires that changes in the derivatives' fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company formally document, designate and assess the effectiveness of transactions that receive hedge accounting. LAD does not expect the adoption of this standard to have a material effect on its combined financial position or results of operations.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition" ("SAB 101"). SAB 101 provides guidance on the recognition, presentation, and disclosures related to revenue in the financial statements. The Company has adopted revenue recognition policies that comply with SAB 101.

Use of Estimates

The preparation of financial statements in conformity with accounting principles in the United States gene rally accepted requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.  FOREIGN EXCHANGE CONTRACTS

LAD entered into various foreign currency forward contracts to hedge against the impact of exchange rate fluctuations on accounts receivable between German Deutschmarks and U.S. dollars. The foreign currency forward contracts require LAD to exchange German Deutschmarks for U.S. dollars. The discounts and premiums on the foreign currency forward contracts, representing the difference between the contracted forward rate and the spot rate at the date for the contracts, is amortized over the life of the contracts. The contracts are adjusted to the year-end exchange rate and therefore are subject to fluctuations in value.

LAD does not hold or use financial instruments for speculative purposes. The counterparty to LAD's foreign currency forward contracts is a major financial institution.

The fair values of the foreign currency forward contracts, estimated by obtaining quotes from brokers, totaled US$ 10.3 million as of June 30, 2000.

4.  RELATED PARTY TRANSACTIONS

LAD conducts transactions in the normal course of business with affiliates of Unaxis which results in the related party accounts receivable, accounts payable, customer advances and revenues disclosed in the interim unaudited combined financial statements.

Marketing and selling expenses include TDM 619 of commission expense for the six month period ended June 30, 2000 relating to fees paid to affiliates of Unaxis for finding customers.

Administrative expenses include TDM 516 of rent expense for the year ended June 30, 2000 allocated from Bul AG on a square meter basis.

5.  BUSINESS SEGMENT INFORMATION

LAD manufactures and markets thin film production equipment for its global customers in two distinct business segments organized around the products provided: Large Area coating and Display. Large Area Coating manufactures equipment used in the coating of electronics, glass and packaging. Display manufactures flat panel coating equipment for the information technology industry.

Operating loss by business segment is defined as revenue less direct costs.

The tables below present information about the business segments in which the LADs operates and represent information utilized by management to evaluate its business segments:

                                  -------------------
                                    June 30, 2000
                                  -------------------
                                           TDM
Revenue-Third Party
  Large Area Coating                       50,064
  Display                                  14,455
                                  -------------------
                                           64,519
                                  ===================
Revenue-Related Party
  Large Area Coating                        2,274
  Display                                      69
                                  -------------------
                                            2,343
                                  ===================
Operating Loss
  Large Area Coating                       (6,606)
  Display                                  (2,684)
                                  -------------------
                                           (9,290)
                                  ===================
Total Assets
  Large Area Coating                      141,001
  Display                                  61,627
                                  -------------------
                                          202,628
                                  ===================

Revenue by geographic area are as follows:

                                -------------------------
                                  Six months ended June
                                        30, 2000
                                 ------------------------
                                         TDM
                Germany                    290
                United States           21,868
                Taiwan                  12,539
                France                  11,986
                Others                  17,836
                                 --------------------
                                        64,519
                                 ====================

All of LAD's long-lived assets are located in Germany.

EXHIBIT 99.4

           APPLIED FILMS CORPORATION UNAUDITED PRO FORMA CONSOLIDATED
               BALANCE SHEET AS OF DECEMBER 30, 2000 AND UNAUDITED
                      PRO FORMA CONSOLIDATED STATEMENTS OF
                   OPERATIONS FOR THE YEAR ENDED JULY 1, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 30, 2000

The following unaudited pro forma balance sheet as of December 30, 2000 and unaudited pro forma statements of operations for the year ended July 1, 2000, and the six months ended December 30, 2000 give effect to Applied Films Corporation's purchase of the Common Interest in Large Area Display Division of Unaxis (LAD). The unaudited pro forma balance sheet presents the consolidated financial position of Applied Films Corporation and LAD assuming the transaction was completed on December 30, 2000. The unaudited consolidated pro forma statements of operations are presented assuming the transactions were completed at the beginning of each respective period. The transaction was accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16.

The historical financial data included in the pro forma statements is as of the periods presented. The historical financial data of LAD as of December 31, 2000, and for the year ended July 1, 2000 and the six months ended December 31, 2000, was derived from unaudited financial statements for the respective periods.

The unaudited pro forma financial data is based on management's estimate of the effects of the LAD acquisition. Pro forma adjustments are based on currently available information; however, the actual adjustments will be based on more precise appraisals, evaluations and estimates of fair values. It is possible that the actual adjustments could differ substantially from those presented in the unaudited pro forma financial statements.

The unaudited pro forma balance sheet as of December 30, 2000 and the statements of operations for the year ended July 1, 2000 and the six months ended December 30, 2000, are not necessarily indicative of the results of operations that actually would have been achieved had the LAD acquisition been consummated as of the dates indicated, or that may be achieved in the future. The unaudited pro forma financial statements should be read in conjunction with the accompanying unaudited notes to the pro forma financial statements and historical financial statements and notes thereto.

Pursuant to the purchase agreement, the purchase price is estimated to be $77,844,000, which is comprised of $58,000,000 of cash and 673,353 shares of Applied Films Corporation common stock valued at $25.76 per share (total value of $17,345,000), plus approximately $2,500,000 of transaction costs. The final purchase price is subject to adjustment based upon the closing balance sheet prepared on a post closing basis. The final determination of such balance sheet has not been made.

                            APPLIED FILMS CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 30, 2000
                              (US $, In Thousands)

                                               AFCO        LAD Historical     Pro forma          Pro forma
                                            Historical                       Adjustments
                                           -------------   ---------------   ------------      -------------
CURRENT ASSETS:
  Cash and cash equivalents                   $  60,105       $       -         $ (60,500) e     $   8,965
                                                                                    9,360  f
  Accounts receivable, trade, net                 6,904           7,145                 -           14,049
  Costs and Profits in excess of Billings         4,946          62,882                 -           67,828
  Inventories                                     9,600          14,731                 -           24,331
  Prepaid expenses and other                        337             362                 -              699
  Deferred tax asset, net                           729               -                 -              729
                                           --------------- --------------- ----------------  ---------------
    Total current assets                         82,621          85,120           (51,140)         116,601
                                           --------------- --------------- ----------------  ---------------
OTHER ASSETS:
  Investment in joint venture                     8,807               -                 -            8,807
  Deferred tax asset, net                           136               -             4,708  c         4,844
  Miscellaneous                                   1,046               -                 -            1,046
                                           --------------- --------------- ----------------  ---------------
    Total other assets                            9,989               -             4,708           14,697
                                           --------------- --------------- ----------------  ---------------
  Property, plant and equipment, net              5,438           2,998                 -            8,436
  Goodwill and other intangible assets                -               -            66,964  a        66,964
                                           --------------- --------------- ----------------  ---------------
    Total assets                             $   98,048      $   88,118        $   20,532       $  206,698
                                           =============== =============== ================  ===============
CURRENT LIABILITIES:
Trade Accounts payable                       $    5,607      $    6,514        $        -       $   12,121
Accrued expenses                                  3,228          28,767                 -           31,995
Billings in excess of Revenue                       118          44,427                 -           44,545
Current portion of -
  Deferred revenue                                  279               -                 -              279
  Deferred gain                                      56               -                 -               56
  Long-term debt                                      -               -                 -                -
                                           --------------- --------------- ----------------  ---------------
Total current liabilities                         9,288          79,708                 -           88,996
                                           =============== =============== ================  ===============
Long-term debt, net of current portion                -               -                 -                -
Deferred revenue, net of current portion          8,988               -                 -            8,988
Deferred gain, net of current portion             2,131               -                 -            2,131
Deferred tax liability, net                         617                                                617
Other Long term liability                             -           9,029                 -            9,029
                                           --------------- --------------- ----------------  ---------------
Total liabilities                                21,024          88,737                 -          109,761
                                           --------------- --------------- ----------------  ---------------
STOCKHOLDERS' EQUITY:
 Common stock                                    65,051              94               (94) g        82,396
                                                                                   17,345  d
Convertible preferred stock                           -               -             8,975  f         8,975
Additional paid-in capital                            -               -               385  f           385
Other cumulative comprehensive gain (loss)            9               -                 -                9
Retained earnings                                11,964            (713)          (11,500) b         5,172
                                                                                    4,708  c
                                                                                      713  g
                                           --------------- --------------- ----------------  ---------------
Total stockholders' equity                       77,024            (619)           20,532           96,937
                                           --------------- --------------- ----------------  ---------------
Total liabilities and stockholders' equity   $   98,048          88,118            20,532          206,698
                                           =============== =============== ================  ===============

                           APPLIED FILMS CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE TWELVE MONTHS ENDED JULY 1, 2000
                   (US $, in Thousands, Except Per Share Data)

                                                    AFCO           LAD         Pro forma       Pro forma
                                                 Historical    Historical     Adjustments
                                                 ----------    ----------     -----------     ----------
Net sales                                        $  42,292       $  77,168      $     -       $   119,460
Cost of goods sold                                  36,633          63,562            -           100,195
                                                -----------  --------------  --------------     ------------
Gross profit                                         5,659          13,606            -            19,265

Selling, general and administrative expenses         4,324          14,703       10,138  h         29,165
Research and development expenses                    1,409           8,946            -            10,355
                                                -----------  --------------  --------------     ------------

Income (loss) from operations                          (74)        (10,043)     (10,138)          (20,255)
Interest income (expense)                              447               -         (775) i           (328)
Other income (expense)                                 272            (953)           -              (681)
Equity earnings in Joint Venture                     2,381               -            -             2,381
                                                -----------  --------------  --------------     ------------
Income (loss) before taxes                           3,026         (10,996)     (10,913)          (18,883)
Benefit for income taxes                                97               -        8,453  j          8,550
                                                -----------  --------------  --------------     ------------
Income from continuing operations                    3,123         (10,996)      (2,460)          (10,333)

Dividends accrued on convertible
   preferred stock                                       -               -         (820) k           (820)
                                                -----------  --------------  --------------     ------------
Income (loss) attributable to
  common shareholders                            $   3,123       $ (10,996)     $(3,280)        $ (11,153)
                                                ===========  ==============  ==============     ============

Income (loss) per common share:
Basic                                            $    0.73                                      $   (2.26)
                                                ===========                                     ============
Diluted                                          $    0.70                                      $   (2.18)
                                                ===========                                     ============
Weighted average common shares outstanding:
Basic                                                4,255                                          4,928
                                                ===========                                     ============
Diluted                                              4,439                                          5,112
                                                ===========                                     ============

                            APPLIED FILMS CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 30, 2000
                   (US $, in Thousands, Except Per Share Data)

                                                            AFCO       LAD Historical    Pro forma       Pro forma
                                                         Historical                     Adjustments
                                                       --------------- --------------- --------------- ---------------
Net sales                                               $   27,179        $   62,025     $      -        $    89,204
Cost of goods sold                                          24,183            66,414            -             90,597
                                                       --------------- --------------- --------------- ---------------
Gross profit                                                 2,996            (4,389)           -             (1,393)

Selling, general and administrative expenses                 3,226             6,910        5,069   h         15,205
Research and development expenses                              898             2,084            -              2,982
                                                       --------------- --------------- --------------- ---------------
Income (loss) from operations                               (1,128)          (13,383)      (5,069)           (19,580)

Interest income (expense)                                    1,201                 -       (1,350)  i           (149)
Other income (expense)                                         339            (4,060)           -             (3,721)
Other, net                                                   2,932                 -            -              2,932
                                                       --------------- --------------- --------------- ---------------
Income (loss) before taxes                                   3,344           (17,443)      (6,419)           (20,518)

Benefit for income taxes                                       362                 -        9,005   j          9,367
                                                       --------------- --------------- --------------- ---------------
Income (loss) from continuing operations                     3,706           (17,443)       2,586            (11,151)

Dividends accrued on convertible preferred stock                 -                 -         (410)  k           (410)
                                                       --------------- --------------- --------------- ---------------
Income (loss) attributable to common shareholders         $  3,706        $  (17,443)    $  2,176        $   (11,561)
                                                       =============== =============== =============== ===============
Income (loss) per common share:
Basic                                                   $     0.61                                       $     (1.72)
                                                       ===============                                 ===============
Diluted                                                 $     0.59                                       $     (1.66)
                                                       ===============                                 ===============
Weighted average common shares outstanding:
Basic                                                        6,046                                             6,719
                                                       ===============                                 ===============
Diluted                                                      6,274                                             6,947
                                                       ===============                                 ===============

                            APPLIED FILMS CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma adjustments are made to the pro forma consolidated balance sheet to reflect (1) the allocation of cost to the fair value of assets acquired resulting in the recording of goodwill and other intangible assets, (2) proceeds from the issuance of convertible preferred stock and warrants to purchase common stock and (3) the elimination of acquired in-process research and development costs as of December 30, 2000.

     a. To record goodwill and other intangible assets pursuant to purchase accounting. The following table presents a preliminary allocation of goodwill and other intangible assets, and the estimated lives of each. Such allocation is subject to adjustment based upon the results of further analysis of the purchased assets, including results of third party appraisals.

                             (US$ in thousands)
Customer lists                   $    5,000          5 years
Patents                              30,000          7 years
Assembled workforce                   5,000          5 years
Goodwill                             26,964          7 years
                                 ---------------------------
              Total              $   66,964
                                 ===========================

     b.  To  record  the  elimination  of  acquired   in-process   research  and
     development costs valued at $11.5 million.

     c. To record deferred tax asset related to the elimination of acquired in-process research and development costs, which are not yet deductible for tax purposes.

     d. To record the issuance of common stock related to the acquisition. The value attributed to such stock is based upon the average of the closing market prices for the three days before and after, and the day of, the public announcement of the transaction, October 18, 2000.

     e.  To  record  the  cash   consideration   paid  in  connection  with  the
     acquisition, including estimated transaction costs of approximately $2.5 million.

     f. To record the proceeds from the issuance of convertible preferred stock and warrants to purchase common stock, net of transaction costs of $640,000.

     g. To eliminate the historical common stock and retained earnings of LAD pursuant to the acquisition.

RECONCILIATION OF PURCHASE PRICE:

                                                    (US$ in thousands)
Net current liabilities                                $   (3,618)
Goodwill                                                   26,964
Other intangible assets                                    40,000
Property, plant and equipment                               2,998
In-process research and development                        11,500
                                                    ------------------------
Total allocation of estimated purchase price           $   77,844
                                                    ========================

The following pro forma adjustments are reflected in the pro forma consolidated statements of operations for the year ended June 30, 2000 and the six month period ended December 30, 2000.

     h. Amortization of goodwill and other intangible assets recorded pursuant to purchase accounting.

     i. Elimination of interest income earned on cash used for the LAD acquisition. For purposes of the pro forma consolidated statements of operations, Applied Films Corporation has assumed that it has used substantially all of its interest bearing assets to fund the acquisition. Accordingly, all of the interest earned on such assets has been eliminated.

     j. Record the estimated benefit for income taxes on the loss of LAD for the period.

     k. Record dividends accrued on convertible preferred stock at an effective interest rate of 8.2 percent. Pursuant to its terms the convertible preferred stock accrues dividends at an annual rate of 7.0 percent through September 17, 2000, and increases to 8.5 percent thereafter.